     As filed with the Securities and Exchange Commission on July 7, 2000

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RENT-A-CENTER, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     48-1024367
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                       5700 TENNYSON PARKWAY, THIRD FLOOR
                                  PLANO, TEXAS                     75024
                    (Address of Principal Executive Offices)     (Zip Code)

                              AMENDED AND RESTATED
                               RENT-A-CENTER, INC.
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ROBERT D. DAVIS
                       5700 TENNYSON PARKWAY, THIRD FLOOR
                               DALLAS, TEXAS 75024
                     (Name and Address of Agent For Service)

                                 (972) 801-1100
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                         Proposed             Proposed
     Title of                   Amount                    Maximum              Maximum          Amount of
    Securities                   to be                Offering Price          Aggregate       Registration
 to be Registered              Registered                Per Share          Offering Price         Fee
 ----------------              ----------             --------------        --------------    ------------
Common Stock,
par value $0.01
per share                      1,700,000              $        22.56*       $   38,352,000*   $     10,125

--------------------------------------------------------------------------------
* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, par value $0.01 per share, on July 6, 2000 (as reported on The Nasdaq Stock Market, Inc.).

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is filed in order to register an additional 1,700,000 shares of common stock, par value $.01 per share, of Rent-A-Center, Inc. (f/k/a Renters Choice, Inc.) for issuance pursuant to the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan (as amended, the "Plan"). The contents of (i) that earlier Registration Statement (Registration No. 33-98800), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed October 31, 1995, (ii) that subsequent Registration Statement (Registration No. 333-53471), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed May 22, 1998, and (iii) that subsequent Registration Statement (Registration No. 333-66645), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed November 2, 1998, are each hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1*    Consent of Grant Thornton LLP.

23.2* Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

24.1*    Power of Attorney (See Page II-2 of this Registration Statement).

99.1*    Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan.

----------
*        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 7, 2000.

                                        RENT-A-CENTER, INC.


                                        By: /s/ J. Ernest Talley
                                           ----------------------------------
                                             J. Ernest Talley
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Ernest Talley and Robert D. Davis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                      Title                                  Date
               ---------                                      -----                                  ----


/s/ J. Ernest Talley                                Chairman of the Board and                   July 7, 2000
------------------------------------           Chief Executive Officer (Principal
J. Ernest Talley                                       Executive Officer)


/s/ Robert D. Davis                             Senior Vice President of Finance,               July 7, 2000
------------------------------------               Chief Financial Officer and
Robert D. Davis                                Treasurer (Principal Financial and
                                                       Accounting Officer)



/s/ L. Dowell Arnette                                       Director                            July 7, 2000
------------------------------------
L. Dowell Arnette

               Signature                                      Title                                  Date
               ---------                                      -----                                  ----


/s/ Laurence M. Berg                                        Director                            July 7, 2000
------------------------------------
Laurence M. Berg


/s/ Peter P. Copses                                         Director                            July 7, 2000
------------------------------------
Peter P. Copses


/s/ J. V. Lentell                                           Director                            July 7, 2000
------------------------------------
J. V. Lentell


/s/ Joseph V. Mariner, Jr.                                  Director                            July 7, 2000
------------------------------------
Joseph V. Mariner, Jr.



/s/ Mark E. Speese                               Vice Chairman of the Board and                 July 7, 2000
------------------------------------                        Director
Mark E. Speese

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1*    Consent of Grant Thornton LLP.

23.2*    Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit
         5.1).

24.1*    Power of Attorney (See Page II-2 of this Registration Statement).

99.1*    Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan.

----------
*        Filed herewith.